AIM U.S. GOVERNMENT FUND                                           SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        4

72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $ 8,750
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $ 1,481
           Class C               $ 1,332
           Class R               $   292
           Class Y               $    78
           Investor Class        $ 1,315
           Institutional Class   $   441

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.2115
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.1734
           Class C                0.1727
           Class R                0.1988
           Class Y                0.2247
           Investor Class         0.2118
           Institutional Class    0.2370

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                35,054

        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                 7,542
           Class C                 7,518
           Class R                 1,532
           Class Y                   252
           Investor Class          7,322
           Institutional Class     1,576

74V.    1  Net asset value per share (to nearest cent)
           Class A               $  8.91
        2  Net asset value per share of a second class of open-end company shares
           (to nearest cent)
           Class B               $  8.94
           Class C               $  8.90
           Class R               $  8.91
           Class Y               $  8.91
           Investor Class        $  8.91
           Institutional Class   $  8.92